Exhibit 99.1

From:	FAIRWAY MARKET
Contact:	DKC Public Relations
Bruce Bobbins
(212) 981-5190
(908) 586-5742
Bruce_Bobbins@dkcnews.com

FOR IMMEDIATE RELEASE

FAIRWAY MARKET NAMES JACK MURPHY, CO-FOUNDER OF FRESH FIELDS, AS CEO;

MR. MURPHY HAS TREMENDOUS EXPERIENCE LEADING AND BUILDING SPECIALTY FOOD RETAILERS

New York, NY, September 18, 2014 — Fairway Group Holdings Corp. (“Fairway”) (NASDAQ: FWM) is pleased to announce that Jack Murphy, a seasoned retail executive with strong experience in specialty food retailing, has been named Chief Executive Officer of the Company.  Mr. Murphy was a co-founder of natural foods grocer Fresh Fields, Inc. before it was sold to Whole Foods, Inc., and most recently he served as Chief Executive Officer of Earth Fare, Inc., an organics and natural food chain with locations in the Southeast and Midwest.

“We believe that Jack brings very strong leadership to Fairway, and possesses highly relevant marketing and merchandising skills that are complementary to our organization,” said Charles Santoro, Chairman of Fairway Market.  “Jack has developed and implemented business strategies for unique and highly differentiated brands, and brings great enthusiasm, perspective and leadership to the Company.”

“I am very excited to lead this iconic food retailer known for its longstanding and unwavering commitment to providing a huge selection of high quality foods at great values to its millions of customers.  Fairway Market is a true industry leader in innovative and exciting foods of all types.  I’m honored to join this very special retail company and look forward to working with the entire Fairway Market team.”

In addition to co-founding and serving as Chief Operating Officer of Fresh Fields and as CEO of Earth Fare, Mr. Murphy was an Operating Partner at McCown Deleeuw & Co., the private equity firm that owned the 24 Hour Fitness chain; and a Vice President of Operations at Purity Supreme Supermarkets.

Bill Sanford, who was appointed Interim Chief Executive Officer in February while the Company undertook a search for a new CEO, has decided to leave the Company to pursue other interests.  Bill joined the Company in 2008 as Chief Administrative Officer and then served as Chief Financial Officer and President before becoming Interim CEO.  Mr. Santoro added, “Bill has made significant contributions as a member of Fairway’s management team for the last 6 years, and we greatly appreciate his leadership and commitment throughout his time at Fairway.”

About Fairway Market

Fairway Market is a growth-oriented food retailer offering customers a differentiated one-stop shopping experience “Like No Other Market”®.  Fairway has established itself as a leading food retailing destination in the Greater New York City metropolitan area, with stores that emphasize an extensive selection of fresh, natural and organic products, prepared foods and hard-to-find specialty and gourmet offerings, along with a full assortment of conventional groceries.  Fairway is headquartered in New York, New York.  For more information, please visit Fairway’s website at www.fairwaymarket.com.

Forward-Looking Statements

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties and other factors that may cause Fairway’s actual results in current or future periods to differ materially from forecasted results.  Food retail is a large and highly competitive industry, and Fairway’s business involves many risks and uncertainties, including, but not limited to: our ability to open new stores on a timely basis or at all; our ability to achieve sustained sales and profitable operating margins at new and existing stores; the availability of financing to pursue our new store openings on satisfactory terms or at all; our ability to improve same store sales; our ability to maintain or improve our operating margins; our ability to compete effectively with other retailers; our ability to maintain price competitiveness; our ability to achieve the anticipated benefits of our centralized production facility; the geographic concentration of our stores; our history of net losses; ordering errors or product supply disruptions in the delivery of perishable products; restrictions on our use of the Fairway name other than on the East Coast and in California and certain parts of Michigan and Ohio; our ability to retain and attract senior management, key employees and qualified store-level employees; rising costs of providing employee benefits, including increased healthcare costs and pension contributions due to unfunded pension liabilities; our ability to satisfy our ongoing capital needs and unanticipated cash requirements; and other risk factors detailed in our filings with the Securities and Exchange Commission (“SEC”), including our Annual Report or Form 10-K for the fiscal year ended March 30, 2014, and available at the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement.  The forward-looking statements made herein speak only as of the date of this press release and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.